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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-6 for MONY America Variable Account L--Last Survivor Variable Universal Life Insurance Policy of our report dated February 8, 2001 relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
October 31, 2001